Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
First Financial Northwest, Inc. and Subsidiaries:

We consent to the incorporation by reference in the registration statement (No. 333-152928 and No. 333-149292) on Form S-8 of First Financial Northwest, Inc. and Subsidiaries (the Company) of our report dated March 9, 2009, with respect to the consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended December 31, 2008, which report appears in the December 31, 2010 annual report on Form 10-K of the Company.

/s/ KPMG LLP

Seattle, Washington
March 11, 2011